SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Bontex, Inc.
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Virginia                                 22-1427551
----------------------------------------  ---------------------------------
(State of incorporation or organization)  (IRS Employer Identification No.)


         One Bontex Drive
         Buena Vista, Virginia                       24416-1500
----------------------------------------  ---------------------------------
(Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
-------------------                       ------------------------------

None


Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
----------------------------------------------------------------------------
                               (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered.
            -------------------------------------------------------

      On September 30, 1997, the Board of Directors of Bontex, Inc., a Virginia corporation (the "Company"), declared a dividend payable October 15, 1997 of one right (a "Right") for each outstanding share of common stock, par value $.10 per share ("Common Stock"), of the Company held of record at the close of business on October 15, 1997 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined). The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of September 30, 1997 (the "Rights Agreement"), between the Company and Wachovia Bank, N.A., as Rights Agent (the "Rights Agent"). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $25 per share ("Participating Preferred Stock"), for $9.00 (the "Exercise Price"), subject to adjustment.

      The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the "Separation Time") (i) the tenth day after the date on which any Person (as defined in the Rights Agreement) (other than the Company, a majority-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company, or a Grandfathered Stockholder) commences a tender or exchange offer which, if consummated, would result in such Person becoming the Beneficial Owner of 20% or more of the outstanding shares of Common Stock (any Person having such Beneficial Ownership, other than a Grandfathered Stockholder, being referred to as an "Acquiring Person") (or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) or (ii) the tenth day after the first date of public announcement (the "Flip-in Date") by the Company or an Acquiring Person that an Acquiring Person has become such, other than as a result of a Flip-over Transaction or Event (as defined below) (or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred); provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time, and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made.

      The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock at the Separation Time.

      The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on October 15, 2007 or (iii) the date on which the Rights are redeemed as described below (in any such case, the "Expiration Time").

      The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision of or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

      In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that, to the extent permitted by applicable law, each Right (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

      Whenever the Company shall become obligated under the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of Preferred Stock for each share of Common Stock so issuable.

      In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions on or after the Stock Acquisition Date in which, directly or indirectly, (A) the Company shall consolidate or merge with the Acquiring Person, (B) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or
(ii) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert,
(C) any Acquiring Person shall (i) obtain, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as a part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than $1,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or
(iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $500,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $500,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with a third party, or (D) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1% (a "Flip-over Transaction or Event"), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of capital stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and
(ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person. The definition of "Acquiring Person" for purposes of the Rights Agreement excludes Grandfathered Stockholders (James C. Kostelni, President and Chief Executive Officer of the Company, and named existing shareholders who, on the date of the Rights Plan, owned 20% or more of the outstanding Common Stock, provided that no such person will be a Grandfathered Stockholder if he, without the prior written approval of the Board, acquires shares of Common Stock which increase by 5% or more the number of shares of Common Stock that such person beneficially owned on the date of the Rights Agreement.)

      The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 900 (initially $.01 per Right) (the "Redemption Price"), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash.

      The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

      The Rights will not prevent a takeover of the Company. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 20% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Accordingly, the Rights should encourage a potential acquiror to seek to negotiate with the Board of Directors of the Company, which would then be in a better position to protect the interests of the Company and its shareholders. The Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders because the Rights can be redeemed on or prior to the close of business on the Flip-in Date.

      As of October 15, 1997, there were 1,572,824 shares of Common Stock issued and outstanding. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each share of Common Stock so that all such shares will have Rights attached.

      The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Purchase and as Exhibit B the form of Articles of Amendment to the Articles of Incorporation of the Company) is attached hereto as an exhibit and is incorporate herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.


Item 2.     Exhibits.
            --------

Exhibit No.       Description
----------        -----------

   (1) Shareholder Protection Rights Agreement, dated as of September 30, 1997 (the "Rights Agreement"), between Bontex, Inc. and Wachovia Bank, N.A., as Rights Agent.

   (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

   (3) Form of Articles of Amendment to the Articles of Incorporation of Bontex, Inc., included in Exhibit B to the Rights Agreement.

                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BONTEX, INC.



                                          s/James C. Kostelni
                                          ----------------------------
                                          James C. Kostelni
                                          President



Date:  January 7, 1998


      Pursuant to the requirements of Section 12 of this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                                                Date

/s/James C. Kostelni                            January 7, 1998
--------------------                            ---------------
James C. Kostelni
Chairman of the Board, President
and Chief Executive Officer
Director

/s/Jeffrey C. Kostelni                          January 7, 1998
----------------------                          ---------------
Jeffrey C. Kostelni
Treasurer and
Chief Financial Officer
Director

/s/Charles W. J. Kostelni                       January 7, 1998
-------------------------                       ---------------
Charles W. J. Kostelni
Corporate Controller and
Secretary

/s/Michael J. Breton                            January 7, 1998
--------------------                            ---------------
Michael J. Breton
Corporate Director of International
Operations and General Manager,
Bontex S.A.
Director

/s/Larry E. Morris                              January 7, 1998
------------------                              ---------------
Larry E. Morris
Technical Director and Director
of Marketing/Sales
Director


----------------------                          ---------------
Patricia S. Tischio
Director

/s/William J. Binnie                            January 7, 1998
--------------------                            ---------------
William J. Binnie
Director

/s/William B. D'Surney                          January 7, 1998
----------------------                          ---------------
William B. D'Surney
Director

/s/Frank Mayorshi                               January 7, 1998
-----------------                               ---------------
Frank Mayorshi
Director

/s/Joseph F.Raffetto                            January 7, 1998
--------------------                            ---------------
Joseph F. Raffetto
Director

/s/Robert J. Weeks                              January 7, 1998
------------------                              ---------------
Robert J. Weeks
Director

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description
----------        -----------

   (1) Shareholder Protection Rights Agreement, dated as of September 30, 1997 (the "Rights Agreement"), between Bontex, Inc. and Wachovia Bank, N.A., as Rights Agent.

   (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

   (3) Form of Articles of Amendment to the Articles of Incorporation of Bontex, Inc., included in Exhibit B to the Rights Agreement.

-----------------------------------------------------------------------------






                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                                  dated as of

                              September 30, 1997

                                    between

                                 BONTEX, INC.

                                      and

                             WACHOVIA BANK, N.A.,


                                as Rights Agent





-----------------------------------------------------------------------------

                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                               Table of Contents

Sections                                                                 Page
--------                                                                 ----
                                   Article I
                              CERTAIN DEFINITIONS

      Section 1.1   Certain Definitions. . . . . . . . . . . . . . . . . .  2

                                  Article II
                                  THE RIGHTS

      Section 2.1   Summary of Rights. . . . . . . . . . . . . . . . . . .  9
      Section 2.2   Legend on Common Stock Certificates. . . . . . . . . . 10
      Section 2.3   Exercise of Rights; Separation of Rights . . . . . . . 10
      Section 2.4   Adjustments to Exercise Price; Number of Rights. . . . 14
      Section 2.5   Date on Which Exercise is Effective. . . . . . . . . . 16
      Section 2.6   Execution, Authentication, Delivery and Dating of
                    Rights Certificates. . . . . . . . . . . . . . . . . . 16
      Section 2.7   Registration, Registration of Transfer and Exchange. . 17
      Section 2.8   Mutilated, Destroyed, Lost and Stolen Rights
                    Certificates . . . . . . . . . . . . . . . . . . . . . 18
      Section 2.9   Persons Deemed Owners. . . . . . . . . . . . . . . . . 19
      Section 2.10  Delivery and Cancellation of Certificates. . . . . . . 20
      Section 2.11  Agreement of Rights Holders. . . . . . . . . . . . . . 20

                                  Article III
        ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

      Section 3.1   Flip-in. . . . . . . . . . . . . . . . . . . . . . . . 21
      Section 3.2   Flip-over. . . . . . . . . . . . . . . . . . . . . . . 24

                                  Article IV
                               THE RIGHTS AGENT

      Section 4.1   General. . . . . . . . . . . . . . . . . . . . . . . . 25
      Section 4.2   Merger or Consolidation or Change of Name of Rights
                    Agent. . . . . . . . . . . . . . . . . . . . . . . . . 26
      Section 4.3   Duties of Rights Agent . . . . . . . . . . . . . . . . 27
      Section 4.4   Change of Rights Agent . . . . . . . . . . . . . . . . 30

                                   Article V
                                 MISCELLANEOUS

      Section 5.1   Redemption . . . . . . . . . . . . . . . . . . . . . . 32
      Section 5.2   Expiration . . . . . . . . . . . . . . . . . . . . . . 32
      Section 5.3   Issuance of New Rights Certificates. . . . . . . . . . 33
      Section 5.4   Supplements and Amendments . . . . . . . . . . . . . . 33
      Section 5.5   Fractional Shares. . . . . . . . . . . . . . . . . . . 33
      Section 5.6   Rights of Action . . . . . . . . . . . . . . . . . . . 34
      Section 5.7   Holder of Rights Not Deemed a Shareholder. . . . . . . 34
      Section 5.8   Notice of Proposed Actions . . . . . . . . . . . . . . 35
      Section 5.9   Notices. . . . . . . . . . . . . . . . . . . . . . . . 35
      Section 5.10  Suspension of Exercisability . . . . . . . . . . . . . 36
      Section 5.11  Costs of Enforcement . . . . . . . . . . . . . . . . . 36
      Section 5.12  Successors . . . . . . . . . . . . . . . . . . . . . . 37
      Section 5.13  Benefits of this Agreement . . . . . . . . . . . . . . 37
      Section 5.14  Descriptive Headings . . . . . . . . . . . . . . . . . 37
      Section 5.15  Governing Law. . . . . . . . . . . . . . . . . . . . . 37
      Section 5.16  Counterparts . . . . . . . . . . . . . . . . . . . . . 37
      Section 5.17  Severability . . . . . . . . . . . . . . . . . . . . . 38


                                   EXHIBITS

      EXHIBIT A     Form of Rights Certificate
      EXHIBIT B     Articles of Amendment to the Articles of
                    Incorporation of Bontex, Inc.

                 SHAREHOLDER PROTECTION RIGHTS AGREEMENT
                 ---------------------------------------

            SHAREHOLDER PROTECTION RIGHTS AGREEMENT (this "Agreement"), dated as of September 30, 1997, between Bontex, Inc., a Virginia corporation (the "Company"), and Wachovia Bank, N.A., a national banking association, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent hereunder).

            WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on October 15, 1997 (the "Record Time"), and (b) authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Time and prior to the Separation Time (as hereinafter defined);

            WHEREAS, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

            WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

            NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

            Article I - Certain Definitions
            ---------   -------------------

            1.1     Certain Definitions.  For purposes of this Agreement, the
                    -------------------
following terms have the meanings indicated:

            "Acquiring Person" shall mean any Person who is a Beneficial Owner of 20% or more of the outstanding shares of Common Stock; provided however, that the term "Acquiring Person" shall not include (i) any Person who shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or (ii) any Grandfathered Stockholder.

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.

            A Person shall be deemed the "Beneficial Owner," and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided however, that a Person shall not be deemed the "Beneficial Owner," or to have "Beneficial Ownership" of, or to "Beneficially Own," any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report), (iii) solely because of the grant by the Company to such Person, in connection with the execution of an agreement to acquire the Company, of options to acquire such security or
(iv) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of Lexington, Virginia, are generally authorized or obligated by law or executive order to close.

            "Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Stock (or, after the Separation Time, the offices of the Rights Agent) are closed to the public.

            "Common Stock" shall mean the shares of Common Stock, par value $.10 per share, of the Company.

            "Exchange Time" shall mean the time at which the right of the holders of Rights to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

            "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $9.00.

            "Expiration Time" shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time and (iii) the close of business on the tenth-year anniversary of the date of issuance of the Rights.

            "Flip-in Date" shall mean the tenth day after any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

            "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or similar persons responsible for direction of the business and affairs) of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

            "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time when an Acquiring Person has become such in which, directly or indirectly, (A) the Company shall consolidate or merge with the Acquiring Person or (B) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, (C) any Acquiring Person shall (i) obtain, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than $1,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $500,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $500,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with a third party, or (D) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1%. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

            "Grandfathered Stockholder" shall mean at any time any of Dolores Kostelni, James C. Kostelni, Patricia S. Tischio, the Estate of Marie G. Surmonte (the "Estate"), or First Union National Bank in its capacity as an executor of the Estate or of any trusts established under the Estate ("First Union"), who are the Beneficial Owners of 684,007, 161,940, 675,607, 675,507
and 843,178 Shares of Common Stock, respectively, on the date of this Agreement; provided, however, that any of Dolores Kostelni, James C. Kostelni, Patricia S. Tischio, the Estate or First Union shall not be a Grandfathered Stockholder if she, he or it, without the prior written approval of the Board of Directors of the Company, makes an acquisition of or acquires shares of Company Common Stock or other securities which increase by 5% or more the number of shares of Company Common Stock Beneficially Owned by her, him or it on the date of this Agreement.

            "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 45 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

            "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation or other entity.

            "Preferred Stock" shall mean the series of Series B, Participating Preferred Stock, par value $25 per share, of the Company created by Articles of Amendment in substantially the form set forth in Exhibit B hereto appropriately completed.

            "Redemption Price" shall mean an amount (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 900 (i.e., initially $0.01).

            "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

            "Separation Time" shall mean the close of business on the earlier of (i) the tenth day after the date on which any Person (other than the Company, a majority-owned

Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person (or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) and
(ii) the Flip-in Date; provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that, if any tender or exchange offer referred to in clause (i) of this definition is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this definition, never to have been made.

            "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) or by an Acquiring Person (by means of filing a Schedule 13D under the Securities Exchange Act of 1934 (or any comparable or successor report or schedule) or an amendment thereto) that an Acquiring Person has become such.

            "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

            "Trading Day," when used with respect to any securities, shall mean a Business Day.

            Article II - The Rights
            ----------   ----------

            2.1     Summary of Rights.  As soon as practicable after the
                    -----------------
Record Time, the Company will mail a copy of a letter to shareholders summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time, at such holder's address as shown by the records of the Company.

            2.2     Legend on Common Stock Certificates.  Certificates for the
                    -----------------------------------
Common Stock issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of September 30, 1997 (as such may be amended from time to time, the "Rights Agreement"), between Bontex, Inc. (the "Company") and Wachovia Bank, N.A., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

            2.3     Exercise of Rights; Separation of Rights.  (a) Subject to
                    ----------------------------------------
adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time, to purchase, for the Exercise Price, one one-hundredth of a share of Preferred Stock.

            (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (together, in the case of certificates issued prior to the Record Time, with the letter mailed to the record holder thereof pursuant to Section 2.1) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter) of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.

            (c) After the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) will be transferable independent of Common Stock. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time, at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

            (d) Subject to Section 5.10, Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

            (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, and subject to Section 5.10, the Rights Agent will thereupon promptly
(i) (A) requisition from a transfer agent stock certificates for the number of shares to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 hereof not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 hereof and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

            (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

            (g) The Company covenants and agrees that it will (i) cause to be kept available until the Expiration Time out of its authorized and unissued shares of capital stock a number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights;
(ii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (iii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iv) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

            2.4     Adjustments to Exercise Price; Number of Rights.  (a) In
                    -----------------------------------------------
the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock,
(x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

            In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

            (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or binding share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

            (c) Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights.

            (d) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

            2.5     Date on Which Exercise is Effective.  Each person in
                    -----------------------------------
whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

            2.6     Execution, Authentication, Delivery and Dating of Rights
                    --------------------------------------------------------
Certificates.  (a)  The Rights Certificates shall be executed on behalf of
------------
the Company by its Chairman of the Board, President or one of its Executive Officers, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

            Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

            Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

            (b) Each Rights Certificate shall be dated the date of countersignature thereof.

            2.7     Registration, Registration of Transfer and Exchange.
                    ---------------------------------------------------
(a) After the Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

            After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

            (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

            (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed under Section
5.1 hereof.

            2.8     Mutilated, Destroyed, Lost and Stolen Rights Certificates.
                    ----------------------------------------------------------
(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

            (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

            (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

            (d)     Every new Rights Certificate issued pursuant to this
Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

            2.9     Persons Deemed Owners.  Prior to due presentment of a
                    ---------------------
Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

            2.10    Delivery and Cancellation of Certificates.  All Rights
                    -----------------------------------------
Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

            2.11    Agreement of Rights Holders.  Every holder of Rights by
                    ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

            (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

            (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

            (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the

Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

            (d) Rights beneficially owned by certain Persons will under the circumstances set forth in Section 3.1(b) become void; and

            (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

            Article III - Adjustments to the Rights in the Event of Certain
            -----------   -------------------------------------------------
Transactions
------------

            3.1     Flip-in.  (a)  In the event that prior to the Expiration
                    -------
Time a Flip-in Date shall occur, then, to the extent applicable law permits Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10 hereof), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).

            (b) Notwithstanding the foregoing, to the extent permitted by applicable law, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled to conclusively deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will, to the extent permitted by applicable law, deem the Rights evidenced thereby to be void and not transferable or exercisable.

            (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, but only to the extent applicable law permits Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time an event of a type analogous to any of the events described in Section 2.4(a) or
(b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

            Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

            (d) Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of Preferred Stock for each share of Common Stock so issuable.

            (e) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall either (i) call a meeting of shareholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or
(ii) take such action
as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with
Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

            3.2     Flip-over.  (a)  Prior to the Expiration Time, the Company
                    ---------
shall not enter into any agreement with an Acquiring Person with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over

Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in
Section 2.4(a) or (b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

            (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

            Article IV - The Rights Agent
            ----------   ----------------

            4.1     General.  (a)  The Company hereby appoints the Rights
                    -------
Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

            (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

            4.2     Merger or Consolidation or Change of Name of Rights Agent.
                    ---------------------------------------------------------
(a)  Any corporation into which the Rights Agent or any successor Rights
Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

            (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            4.3     Duties of Rights Agent.  The Rights Agent undertakes the
                    ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights
Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Executive Officer and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

            (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section
2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Executive Officer or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

            (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

            4.4     Change of Rights Agent.  The Rights Agent may resign and
                    ----------------------
be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York, New Jersey, Virginia, Delaware, North Carolina or Pennsylvania, in good standing, having its principal office in the State of New York, New Jersey, Virginia, Delaware, North Carolina or Pennsylvania, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the

Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Article V - Miscellaneous
            ---------   -------------

            5.1     Redemption.  (a)  The Board of Directors of the Company
                    ----------
may, at its option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price.

            (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

            5.2     Expiration.  No Person shall have any rights pursuant to
                    ----------
this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1(c) or 5.1 hereof.

            5.3     Issuance of New Rights Certificates.  Notwithstanding any
                    -----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

            5.4     Supplements and Amendments.  The Company and the Rights
                    --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) in any respect prior to the close of business on the Flip-in Date (other than to change the Exercise Price, the Redemption Price or the Expiration Time, except as contemplated elsewhere herein), (ii) to make any changes following the close of business on the Flip-in Date which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (iii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence.

            5.5     Fractional Shares.  If the Company elects not to issue
                    -----------------
certificates representing fractional shares upon exercise of Rights, the Company shall, in lieu thereof, (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which he would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the same fraction of the Market Price of one share of the stock issuable upon such exercise on the day of exercise.

            5.6     Rights of Action.  Subject to the terms of this Agreement,
                    ----------------
rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

            5.7     Holder of Rights Not Deemed a Shareholder.  No holder, as
                    -----------------------------------------
such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

            5.8     Notice of Proposed Actions.  In case the Company shall
                    --------------------------
propose after the Separation Time and prior to the Expiration Time (i) to effect or permit (in cases where the Company's permission is required) occurrence of any Flip-in Date or Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the Flip-in Date or the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

            5.9     Notices.  Notices or demands authorized or required by
                    -------
this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Bontex, Inc.
                    One Bontex Drive
                    Buena Vista, VA  24416-0751

                    Attention:  James C. Kostelni, President

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    Wachovia Bank, N.A.
                    301 N. Church Street
                    Winston-Salem, NC 27101

                    Attention: Darrell Milton

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

            5.10    Suspension of Exercisability.  To the extent that the
                    ----------------------------
Company determines in good faith that some action need be taken pursuant to
Section 3.1(e) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date of the occurrence of the Separation Time or the Flip-in Date in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

            5.11    Costs of Enforcement.  The Company agrees that if the
                    --------------------
Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

            5.12    Successors.  All the covenants and provisions of this
                    ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            5.13    Benefits of this Agreement.  Nothing in this Agreement
                    --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

            5.14    Descriptive Headings.  Descriptive headings appear herein
                    --------------------
for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            5.15    Governing Law.  This Agreement and each Right issued
                    -------------
hereunder shall be deemed to be a contract made under the laws of the State of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

            5.16    Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            5.17    Severability.  If any term or provision hereof or the
                    ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    BONTEX, INC.



                                    By s/James C. Kostelni
                                       ----------------------------
                                          Chairman of the Board

                              WACHOVIA BANK, N.A.



                              By s/Lawrence B. Leinbach, Jr.
                                 ---------------------------

                              Its  Vice President

                                                                    EXHIBIT A
                                                                    ---------

                         [Form of Rights Certificate]

Certificate No. W-                                                     Rights
                                                                  -----


            THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                              Rights Certificate

                                     BONTEX, INC.
     This certifies that                                     , or registered
                         ------------------------------------
assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of September 30, 1997 (as such may be amended from time to time, the "Rights Agreement"), between Bontex, Inc., a Virginia corporation (the "Company"), and Wachovia Bank, N.A., a national banking association, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on October 15, 2007, one one-hundredth of a fully paid share of Series B, Participating Preferred Stock, par value $25 per share (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in the City of Winston-Salem, North Carolina. The Exercise Price shall initially be $9.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

            In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the Rights Agreement.

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock or one one-hundredth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:
      -----------------------

ATTEST:                             BONTEX, INC.

-----------------------------       By
Secretary                              ----------------------------



Countersigned:


---------------------------------

By
   ------------------------------
      Authorized Signature

                 (Form of Reverse Side of Rights Certificate)

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED
                      --------------------------------------------------------
hereby sells, assigns and transfers unto
                                          ------------------------------------
                                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint             Attorney, to
                                                   -----------
transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:            , 19
       ----------     --
                                          ------------------------------
                                          Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Rights Certificate [ ]is [ ]is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, I [ ]did [ ]did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:          , 19
       ---------  --

                                          ------------------------------
                                          Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

             (To be executed if holder desires to exercise Rights
                    represented by the Rights Certificate.)

To:   BONTEX INC.:

      The undersigned hereby irrevocably elects to exercise          Rights
                                                            --------
represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


Please insert social security
or other identifying number


            ----------------------------------------------------------------
                        (Please print name and address)

            ----------------------------------------------------------------


      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number


            ----------------------------------------------------------------
                        (Please print name and address)

            ----------------------------------------------------------------


            ----------------------------------------------------------------


Dated:          , 19
       ---------  --
                                          ----------------------------------
                                          Signature
Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Rights evidenced by this Rights Certificate [ ]are [ ]are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, I [ ]did [ ]did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:          , 19
       ---------  --


                                          ----------------------------------
                                          Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    EXHIBIT B
                                                                    ---------

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                                 BONTEX, INC.
      1. The name of the corporation is BONTEX, INC. (hereinafter referred to as the "Corporation").

      2. Pursuant to authority granted by Article 2 of the Articles of Incorporation of the Corporation, as amended and restated, and in accordance with the provisions of Section 13.1-639 of the Virginia Stock Corporation Act, the Board of Directors of the Corporation has adopted the following amendment to paragraph 2 of the corporation of the Articles of Incorporation of the Corporation fixing the designation and certain powers, preferences, and other rights of a new series of the Corporation's Preferred Stock, par value $25 per share, and certain qualifications, limitations, and restrictions thereon:

            There is hereby established a series of Preferred Stock, par value $25 per share, of the Corporation, and the designation and certain powers, preferences, and other rights of the shares of such series, and certain qualifications, limitations, and restrictions thereon, are hereby fixed as follows:

            1.      Designation.  The distinctive serial designation of this
                    -----------
      series shall be "Series B, Participating Preferred Stock," $25 par value (hereinafter called "Series B Preferred Stock"). Each share of Series B Preferred stock shall be identical in all respects with the other shares of such series except as to the dates from and after which dividends thereon shall be cumulative.

            2.      Number of Shares.  The number of shares of Series B
                    ----------------
      Preferred Stock shall initially be         ,*<F1> which number may from
                                        --------
      time to time be increased or

<F1>        *The number of shares to be determined at the time of filing the
      Articles of Amendment with the State Corporation Commission such number of shares equal to the then presently issued and outstanding shares of Common Stock of the Corporation plus all shares issuable upon conversion of securities into such shares of Common Stock or upon the exercise of options or other rights to acquire such Common Stock divided by 100. [NOTE: The blank above would actually be completed (and this footnote would be deleted) when Articles of Amendment are filed with the State Corporation Commission.]
</F1>
      decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series B Preferred Stock purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series B Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional shares, to all rights of a holder of a whole share of Series B Preferred Stock.

            3.      Dividend Rights.  The holders of full or fractional shares
                    ---------------
      of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of Series B Preferred Stock equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference
      Package, and (B) on the last day of September, December, January and March in each year, in an amount per whole share of Series B Preferred
      Stock equal to the excess (if any) of $      *<F2> over the aggregate
                                             ------
      dividends paid per whole share or Series B Preferred Stock during the three-months period ending on such last day. Each such dividend shall be paid to the holders of record of shares of Series B Preferred Stock on the date, not exceeding 70 days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of Series B Preferred Stock shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

<F2>
            *Insert an amount equal to 1/4 of 1% of the Exercise Price divided by the number of shares of Preferred Stock purchasable upon exercise of one Right (i.e., a guaranteed 1% dividend).
</F2>

                    The term "Reference Package" shall initially mean 100 shares of Common Stock, par value $.10 per share ("Common Stock"), of the Corporation. In the event the Corporation shall at any time after the close of business on
                                  ---------

      19  ,*<F3> (A) declare or pay a dividend on any Common Stock payable in
        --
      Common Stock, (B) subdivide any Common Stock, or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

<F3>
            *For a certificate of designation relating to shares to be issued pursuant to Section 2.3 of the Rights Agreement, insert the Separation Time. For a certificate of designation relating to shares to be issued pursuant to Section 3.1(d) of the Rights Agreement, insert the Flip-in Date.
</F3>
                    Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided on Series B Preferred Stock.

                    So long as any shares of Series B Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to Series B Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series B Preferred Stock as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase, or other acquisition) on all outstanding shares of Series B Preferred Stock shall have been, or shall contemporaneously be, paid.

                    4.  Liquidation Preference.  In the event of any
                        ----------------------
      liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to Series B Preferred Stock upon liquidation, to be paid in full an amount per whole share of Series B Preferred Stock equal to the greater of (A)
      $       *<F4> or (B) the aggregate amount distributed or to be
       -------
      distributed prior to such date in connection with such

<F4>
            *Insert an amount equal to 100 times the Exercise Price, in effect as of the Separation Time. [NOTE: The blank above would actually be completed (and this footnote would be deleted) when Articles of Amendment are filed after the Separation Time.]
</F4>

      liquidation, dissolution, or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of Series B Preferred Stock the holders of shares of Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                    In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this section 4, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series B Preferred Stock upon such liquidation, dissolution, or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution, or winding up.

                    Upon the liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this section 4 before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to Series B Preferred Stock.

                    For the purposes of this section 4, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution, or winding up of the Corporation.

                    5.  Redemption.  The shares of Series B Preferred Stock
                        ----------
      shall not be redeemable.

                    6.  Conversion Rights.  In the event of any merger,
                        -----------------
      consolidation, reclassification, or other transaction in which the shares of Common Stock are to be exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case the shares of Series B Preferred Stock shall immediately prior to the effective time of such merger, consolidation, reclassification, or other transaction be converted into the same number of shares of Common Stock per whole share of Series B Preferred Stock as are then contained in the Reference Package. The Series B Preferred Stock shall have no other conversion rights.

                    7.  Voting Rights.  In addition to any other vote or
                        -------------
      consent of shareholders required by law or by the Articles of Incorporation, as amended, of the Corporation, each whole share of Series B Preferred Stock shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

                    8.  No Sinking Fund.  Shares of Series B Preferred Stock
                        ---------------
      are not subject to the operation of a sinking fund.
      3.    The foregoing amendment was adopted on             .
                                                   ------------
      4. The amendment was duly adopted by the Board of Directors of the Corporation.

      The undersigned Chairman of the Board of the Corporation declares that
the facts herein stated are true as of              , 19  .
                                       -------------     --

                                    BONTEX, INC.


                                    By
                                       -------------------------------
                                          James C. Kostelni
                                          Chairman of the Board